                                                                  EXECUTION COPY
                                                                     EXHIBIT 1.1

                                2,100,000 SHARES

                                CRIIMI MAE INC.

                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

                        FORM OF UNDERWRITING AGREEMENT

                                 AUGUST 7, 1996



Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

BT Securities Corporation
130 Liberty Street
31st Floor
New York, New York 10006

Dear Sirs:

     CRIIMI MAE INC., a Maryland corporation (the "Company"), confirms its agreement with you and the other underwriters named on Schedule A annexed hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided hereinafter in Section 8), for whom you are acting as Representatives (the "Representatives") pursuant to which the Company proposes to issue and sell 2,100,000 shares of its authorized but unissued Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"). Said aggregate of 2,100,000 shares are herein called the "Firm Series B Preferred Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 315,000 additional shares of Series B Preferred Stock (the "Optional Series B Preferred Shares"), as provided in
Section 1. The Firm Series B Preferred Shares and, to the extent such option is exercised, the Optional Series B Preferred Shares, are hereinafter collectively referred to as the "Series B Preferred Shares."

     The Company hereby confirms its agreement with respect to the purchase of the Series B Preferred Shares by the several Underwriters, as follows:

     SECTION 1.  Purchase, Sale and Delivery of Series B Preferred Shares.  On
                 --------------------------------------------------------
the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the several Underwriters
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the 2,100,000 Firm Series B Preferred Shares, and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company such Firm Series B Preferred Shares set forth next to the names of the Underwriters on Schedule A hereto. The purchase price per share to be paid by the Underwriters to the Company shall be $24.00 per share.

     The closing of the transactions contemplated by this Agreement shall be held at 10:00 a.m. at the offices of Friedman, Billings, Ramsey & Co., Inc. (or such other time and place as may be agreed upon by you and the Company) on the third (or, if the purchase set forth in the above paragraph is determined after 4:30 p.m., Washington, D.C. time, the fourth) business day following the first date that any of the Series B Preferred Shares are released by you for sale to the public (the "First Closing Date"); provided, however, that if the Prospectus
                                       --------  -------
(as defined below) is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Series B Preferred Shares are released by you for sale to the public and the date that is 48 hours after the date that the Prospectus has been so recirculated.

     Delivery of the Firm Series B Preferred Shares shall be made by or on behalf of the Company to you for the respective accounts of the Underwriters against payment by you for the accounts of the Underwriters of the purchase price therefor by certified or official bank check or checks payable in New York Clearinghouse (next day) funds to the order of the Company. The Firm Series B Preferred Shares shall be delivered as instructed by you or your designated agent and registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date. Confirmation of receipt of shares will be available through the Depository Trust Company at the Friedman, Billings, Ramsey & Co., Inc, participant account at Bear, Stearns & Co. Inc. on the First Closing Date.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 315,000 Optional Series B Preferred Shares at the purchase price per share to be paid for the Firm Series B Preferred Shares, for use solely in covering any over-allotments made by you for the accounts of the Underwriters in the sale and distribution of the Firm Series B Preferred Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Series B Preferred Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Series B Preferred Shares as to which the Underwriters are exercising the option, the names and denominations in which such shares are to be registered and the time at which such shares will be delivered. The Company agrees to sell to the Underwriters the number of Optional Series B Preferred Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Series B Preferred Shares. No Optional Series B Preferred Shares shall be sold or delivered unless all of the Firm Series B Preferred Shares have been, or simultaneously are, sold and delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier

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than two nor later than five full business days after delivery of such notice of exercise. The number of Optional Series B Preferred Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional
Series B Preferred Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Series B Preferred Shares to be purchased by such Underwriter as set forth opposite its name on Schedule A and the denominator of which is 2,100,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). The Optional Series B Preferred Shares shall be delivered as instructed by you or your designated agent no later than the business day preceding the Second Closing Date in such names and denominations as you shall have requested. Confirmation of receipt of shares will be available through the Depository Trust Company at the Friedman, Billings, Ramsey & Co., Inc. participant account at Bear Stearns & Co. Inc. on the Second Closing Date. The manner of payment for and delivery of the Optional Series B Preferred Shares at the offices of Friedman, Billings, Ramsey & Co., Inc. (or such other place as may be agreed upon by you and the Company) shall be the same as for the Firm Series B Preferred Shares purchased from the Company as specified in the preceding paragraph. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company.

     You have advised the Company that each Underwriter has authorized you to accept delivery of its Series B Preferred Shares and to make payment and receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Series B Preferred Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     Subject to the terms and conditions hereof, upon your authorization of the release of the Firm Series B Preferred Shares, the several Underwriters agree to make a public offering (the "Offering") of their respective portions of the Firm Series B Preferred Shares on the terms set forth in the Prospectus.

     SECTION 2. Representations and Warranties of the Company.  The Company
                ---------------------------------------------
represents and warrants to the Underwriters that:

          (a) A shelf registration statement on Form S-3 (File No. 33-54267) with respect to up to $200,000,000 of securities, including the Series B Preferred Shares, as amended by Post-Effective Amendment No. 1, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission and has become effective. The conditions for the use of a registration statement on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated

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     herein.  Copies of such registration statement have been delivered by the
     Company to you.

          As used in this Agreement, "Effective Date" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Base Prospectus" means the prospectus included in such registration statement, when it became effective under the Securities Act on February 1, 1996, as it may have been amended or supplemented subsequent to that date to the date hereof; "Prospectus Supplement" means each prospectus supplement accompanying the Base Prospectus in connection with the offer and sale of the Series B Preferred Shares by the Company, as it may have been amended or supplemented to the date hereof; the Base Prospectus and Prospectus Supplement include any prospectus filed with the Commission with the consent of the Underwriters pursuant to Rule 424(b) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Date, including any documents incorporated by reference therein at such time and all information contained in the Prospectus (as defined below) filed with the Commission pursuant to Rule 424(b)(2) of the Rules and Regulations; and "Prospectus" means the Base Prospectus and final Prospectus Supplement, as first filed with the Commission pursuant to Rule 424(b)(2) of the Rules and Regulations. The Prospectus will be filed pursuant to Rule 424(b)(2) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). Reference made herein to any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment or supplement to any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in such Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any report or document filed by or on behalf of the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

          (b) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply at the First Closing Date and the Second Closing Date, as the case may be, in all material respects with the requirements of the Securities Act and the

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

     Rules and Regulations; the Prospectus does not and, as amended or supplemented, if applicable, will not at the First Closing Date and the Second Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations under the Exchange Act; provided that the foregoing shall not apply to statements in or omissions
     -------- ----
     from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. The Company acknowledges that the information set forth on the cover page of the Prospectus Supplement with respect to the price and terms of the Offering and the statements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement.

          (c) Except as set forth on Schedule 2(c), the Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and operating in compliance in all material respects with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect, and the Company has not received any notice relating to the revocation or modification of such authorizations, licenses, permits, consents, certificates and orders; the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and the Company has not received notice of any proceeding in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) The Company has, and upon consummation of the Offering will have, an authorized capitalization as set forth under the heading "Description of Series B Preferred Shares" in the Prospectus Supplement. All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except as described in the Prospectus, no capital stock of the Company is issued and outstanding and no stockholder of the Company or other person has any right, option or warrant to acquire any capital stock of the Company. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto incorporated by reference in the Prospectus, the

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     Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contract or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights to be granted and exercised thereunder, set forth in the Prospectus or as incorporated therein by reference, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (e) The Series B Preferred Shares to be sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the sale of the Series B Preferred Shares by the Company pursuant to this Agreement. The certificates used to evidence shares of Series B Preferred Stock are in due and proper form.

          (f) The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code. The Company will elect to be taxed as a REIT under the Code for the year ended December 31, 1996.

          (g) No approval, consent or authority of the stockholders of the Company or the Board of Directors of the Company or any governmental agency or any other third party will be required for the issuance and sale of the Series B Preferred Shares to be sold by the Company as contemplated herein or for execution of this Agreement except such as have been obtained.

          (h) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Company and upon due execution and delivery by the Representatives constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the articles of incorporation or bylaws, or other organizational documents of the Company and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the

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     Company is a party or by which the Company or any of its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties, except where any violation, conflict, breach or default, whether individually or in the aggregate would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company (hereinafter a "Material Adverse Effect"). No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Securities Act, the Exchange Act, the Blue Sky laws applicable to the public offering of the Series B Preferred Shares by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (i) Arthur Andersen LLP, which has expressed its opinion with respect to the 1994 and 1995 Annual Reports on Form 10-K of the Company filed with the Commission and which has performed certain agreed upon procedures as detailed in its letter dated August 7, 1996 with respect to the June 30, 1996 interim financial statements filed or to be filed on Form 10-Q with the Commission as a part of the Registration Statement and included or incorporated by reference in the Prospectus and in the Registration Statement, is an independent accountant as required by the Securities Act and the Rules and Regulations.

          (j) The financial statements and schedules of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the consolidated results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountant named in subsection 2(i). No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. The other financial, statistical and pro forma information and related notes included in the Registration Statement and the Prospectus (i) present fairly the information shown therein on a basis consistent (except as otherwise noted therein) with the audited financial statements of the Company included therein; and (ii) are in compliance in all material respects with the requirements of the Securities Act and the Rules and Regulations.

          (k) The Company is not in violation or default of any provision of its articles of incorporation, bylaws, or other organizational documents, except as to defaults which individually or in the aggregate would not have a Material Adverse Effect.

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          (l) There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits by the Securities Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof, the descriptions thereof or references thereto are correct in all material respects; and except as to defaults that individually or in the aggregate would not be material to the Company, neither the Company nor, to the knowledge of the Company, any other party is in breach of or default under any of such contracts.

          (m) There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, which actions, suits, or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect, and no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to affect adversely the Company's condition (financial or otherwise), properties, business, results of operations or prospects. No enforcement proceeding, whether formal or informal, has been commenced against the Company by any governmental authority, nor to the knowledge of the Company, have any such proceedings been instituted, threatened or recommended. Neither the Company nor any of its officers, employees or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company.

          (n) The Company has good and marketable title to all its properties and assets free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company; all of the leases and subleases material to the business of the Company or under which the Company holds properties described in the Prospectus are in full force and effect; and the Company has no notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the Prospectus and other than such leases and properties as are immaterial in the aggregate, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (o) Since the respective dates as of which information is given in the Registration Statement and Prospectus, taking into account the information contained in documents incorporated therein by reference and, except as may otherwise be disclosed in the Registration Statement or the Prospectus:
     (i) the Company has not incurred any

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     material liabilities or obligations, direct, indirect or contingent, or entered into any material oral or written agreement or other transaction whether or not arising in the ordinary course of business, which could result in a material reduction in the future earnings of the Company; (ii) there has not been any material change in the short-term debt or long-term debt of the Company or an increase in the aggregate dollar or principal amount of the Company's assets which are classified by the Company as substandard, doubtful or loss which are 90 days or more past due; (iii) there has not been any material adverse change in the aggregate dollar amount of the Company's net worth; (iv) there has been no material adverse change in the Company's relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Company's insurance coverage; (v) there has been no material change in management of the Company; (vi) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (viii) there has not been any change in the capital stock (other than upon the sale of the Series B Preferred Shares hereunder); and
     (ix) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company.

          (p) The Company has sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade name rights, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect, and the Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and to the Company's knowledge, there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect.

          (q) The Company has complied with all laws, regulations and orders applicable to its businesses and properties, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect; the Company is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties are bound, and there does not exist any state of facts which constitutes an event of default on the part of the Company as any such event is defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, the violation or default of which would individually or in the aggregate have a Material Adverse Effect on the Company; the Company has all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except for those,

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     the absence of which, individually or in the aggregate, would not have a
     Material Adverse Effect, and it has not received any written notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (r) The Company has not been advised, and has no reason to believe, that the Company is not conducting business in material compliance with all applicable laws, rules and regulations.

          (s) The Company has filed or caused to be filed all necessary and material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened in writing against the Company which could have a Material Adverse Effect.

          (t) The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (u) The Company has not distributed and will not distribute prior to the later to occur of (i) First Closing Date and (ii) completion of the distribution of Series B Preferred Shares, any offering material in connection with the offering and sale of the Series B Preferred Shares other than the Registration Statement, the Prospectus, or other materials permitted by the Securities Act.

          (v) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (w) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (x) All material transactions between the Company and the officers and directors of the Company and their affiliates have been accurately disclosed in the Registration Statement and Prospectus and the documents incorporated therein by reference; and the terms of such transactions are fair to the Company.

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

          (y) Except as disclosed in the Registration Statement and Prospectus and the documents incorporated therein by reference, the Company has not:
     (i) placed any securities within the last 18 months; (ii) had any material dealings with any member of the NASD or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering, routine purchases and sales of U.S. Government and agency securities and other assets, and other discussions concerning transactions in mortgage backed securities and related instruments and other commercial mortgage activities; (iii) entered into a financial or management consulting agreement except for the engagement letter with Friedman, Billings, Ramsey & Co., Inc. dated June 5, 1996 and other arrangements or agreements concerning transactions in mortgage backed securities and related instruments and other commercial mortgage activities; or (iv) engaged any intermediary between the Representatives and the Company in connection with the Offering, and no person is being compensated in any manner for such service.

          (z) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in the stabilization or manipulation of the price of the Series B Preferred Stock to facilitate the sale or resale of the Series B Preferred Stock.

          (aa) None of the assets of the Company, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (bb) The Series B Preferred Shares have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

          (cc) The Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the Offering.

     Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 6(d) will also be furnished to the Underwriters and their counsel and shall be deemed to be additional representations and warranties by the Company (as appropriate) to the Underwriters as to the matters covered thereby, and the Underwriters and their counsel are entitled to rely thereon.

     SECTION 3. Representations and Warranties of the Underwriters.   You, on
                --------------------------------------------------
behalf of the Underwriters, represent and warrant to the Company that the information set forth: (i) on the cover page of the Prospectus Supplement with respect to price and terms of the Offering, and (ii) under the caption "Underwriting" in the Prospectus Supplement was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the

Prospectus Supplement and is complete and correct in all material respects. You represent and warrant that you have been authorized by each of the several Underwriters as their Representatives to enter into this Agreement on their behalf and to act for them in the manner herein provided.

     SECTION 4. Covenants of the Company. The Company covenants and agrees that:
                ------------------------

          (a) The Company will cause the Prospectus to be filed as required by
     Section 2(a) (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing; within the time during which a Prospectus is required to be delivered under the Act, it will notify you promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Series B Preferred Shares by the Underwriters; and it will file no amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

          (b) Within the time during which a Prospectus is required to be delivered under the Act, the Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Series B Preferred Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

          (c) Within the time during which a Prospectus is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Series B Preferred Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Series B Preferred Shares are offered by the Underwriters and by all dealers to whom Series B Preferred Shares may be sold, both in connection with the offering and sale of the Series B Preferred Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to the provisions of Section 4(a), file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (e) The Company will make generally available to its securities holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement and will advise you in writing when such statement has been so made available.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Series B Preferred Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Series B Preferred Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (g) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations under the Exchange Act.

          (h) During the period of three years hereafter, the Company will furnish to you: (i) at the same time as such are furnished to its stockholders generally, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and consolidated statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountant; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its common stock or preferred stock (including the Series B Preferred Stock); (iv) as soon as practicable after the filing thereof, of each non-confidential report or other statement or document filed by the Company with the Commission, or with any national securities exchange or quotation system on which any securities of the Company may be listed or quoted; and (v) from time to time, such other non-confidential information concerning the Company as the Underwriters, or any of them, may reasonably request.

          (i) Except as specifically permitted by the Prospectus, during the period of 180 days after the first date that any of the Series B Preferred Shares are released by you for sale to the public, without your prior written consent (which consent may be withheld at your sole discretion), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's preferred equity securities (except for the Series A Preferred Stock) or any other securities convertible into or exchangeable for its Series B Preferred Stock or other preferred equity security (except for the Series A Preferred Stock).

          (j) The Company will apply the net proceeds from the offering and sale of the Series B Preferred Shares in the manner set forth in the Prospectus Supplement under "Use of Proceeds."

          (k) The Company will use its best efforts (i) to cause the New York Stock Exchange to list the Series B Preferred Shares upon issuance thereof and (ii) to maintain such listing.

          (l) The Company will not distribute prior to the later to occur of (i) the First Closing Date and (ii) completion of the distribution of Series B Preferred Shares, any offering material in connection with the offering and sale of the Series B Preferred

     Shares other than the Registration Statement, the Prospectus, and other materials permitted by the Securities Act.

          (m) The Company will not, directly or indirectly, take any action designed, or which might be expected, to cause or result in, or which will constitute, stabilization or manipulation of the price of the Series B Preferred Stock to facilitate the sale or resale of the Series B Preferred Shares.

          (n) The Company will continue to elect to qualify as a "real estate investment trust" under the Code for the years ended December 31, 1996 and December 31, 1997, and will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" for the years ended December 31, 1996 and December 31, 1997. The Company has no present intention not to elect to qualify as a "real estate investment trust" under the Code for the years after 1997.

          (o) The Company will not rely upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the Offering.

     SECTION 5. Expenses.  Whether or not the transactions contemplated
                --------
hereunder are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing: (i) all expenses incident to the issuance and delivery of the Series B Preferred Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Series B Preferred Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Series B Preferred Shares to the Underwriters, (iv) all reasonable fees and expenses of the Company's counsel and the Company's independent accountant, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Prospectus and Prospectus Supplement (including all exhibits and financial statements) and all amendments and supplements provided for herein,
(vi) all fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Series B Preferred Shares for offer and sale under the Blue Sky laws, (vii) the filing fee of the NASD, (viii) all fees and expenses incurred in connection with the listing of the Series B Preferred Stock on the New York Stock Exchange, and (ix) the reasonable, out-of-pocket expenses of the Representatives incurred in connection with the performance of its activities under this Agreement, including but not limited to costs such as printing, facsimile, courier service, direct computer expenses, fifty percent of the "road show" expenses (including but not limited to travel and accommodations), and the fees of the Representatives, outside counsel, consultants, and accountants, all of which in the aggregate shall not exceed $____________. If the sale of the Series B Preferred Stock provided herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied, because this Agreement is terminated pursuant to Section 9, because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default of any of the Underwriters, the Company will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Series B Preferred Stock. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     SECTION 6. Conditions to the Obligations of the Underwriters.  The
                -------------------------------------------------
obligations of the Underwriters to purchase and pay for the Firm Series B Preferred Shares on the First Closing Date and the Optional Series B Preferred Shares on the Second Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy in all material respects of the statements of Company officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

          (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission; no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Series B Preferred Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any jurisdiction; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) No Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in your opinion is material, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the short-term debt or long-term debt (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business and which could result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property or assets of the Company shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, (v) no enforcement proceeding, whether formal or informal, shall have been commenced against the Company by any governmental agency nor shall any such proceeding have been instituted, threatened or recommended, and (vi) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase of the Series B Preferred Shares as contemplated hereby.

          (d) There shall have been furnished to you as Representatives of the Underwriters, in form and substance satisfactory to you, except as otherwise expressly provided below:

               (i) An opinion of Swidler & Berlin Chartered, Washington, D.C., counsel for the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, in the form of Exhibit A to this Agreement.

               (ii) Such opinion or opinions of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the valid existence of the Company, the sufficiency of corporate proceedings authorizing this Agreement, the validity of the Series B Preferred Shares, the form of the Registration Statement and Prospectus, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

               (iii) A certificate of the Company executed by the Chairman of the Board or President and the Chief Financial or Accounting Officer, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) Since the date as of which information is given or
               incorporated by reference in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or otherwise), earnings, business, affairs, properties, prospects or results of operations of the Company whether or not arising in the ordinary course of business;

                    (2) The representations and warranties of the Company set
               forth in Section 2 of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                    (3) The Commission has not issued any order preventing or
               suspending the use of the Prospectus filed as a part of the Registration Statement or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                    (4) To the best of such Officers' knowledge, neither the
               Registration Statement nor the Prospectus nor any amendment or supplement thereto nor any agreement incorporated therein by reference includes any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (5) Since the initial date on which the Registration
               Statement was filed with the Commission, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment (or document incorporated therein by reference);

                    (6) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

               (iv) A letter addressed to the Underwriters, from Arthur Anderson LLP, independent accountants, in form and substance reasonably satisfactory to you, the first one to be dated the day of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date.

               (v) On or before the First Closing Date, letters from each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of one hundred eighty (180) days after the first date that any of the Series B Preferred Shares are released by you for sale to the public, such person will not directly or indirectly sell, offer to sell, contract to sell or otherwise dispose of any shares of Series B Preferred Stock or any right to acquire such shares without the prior written consent of the Representatives, which consent may be withheld at the sole discretion of the Representatives.

               (vi) On the second day after the date of this Agreement, evidence of the filing with the Maryland State Department of Assessments and Taxation of Articles Supplementary to the Articles of Incorporation of the Company relating to the Series B Preferred Stock substantially in the form attached hereto as Exhibit B.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon written notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to
Section 5 and except to the extent provided in Section 7.


     SECTION 7. Indemnification.
                ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter, as the case may be, within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which an Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any Prospectus Supplement, or any amendment or supplement thereto or any document incorporated therein by reference, or based upon written information supplied by the Company and filed in any state or jurisdiction to register or qualify any or all of the Series B Preferred Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws, thereof (collectively, the "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading or arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement, the Prospectus, any Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the
                                                  --------  -------
     Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Prospectus Supplement or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to
     Section 3 hereof; provided, further, that the foregoing indemnity with
                       --------  -------
     respect to the Prospectus or any Prospectus Supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Series B Preferred Shares that are the subject thereof if such person did not receive a copy of the Prospectus or Prospectus Supplement at, or prior to, the confirmation of the sale to such person in any case where such delivery is required by the Securities Act, and the untrue statement or omission of a material fact contained in such prospectus or prospectus supplement was corrected in the document the Underwriter did not deliver. In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder or under law, all as described in this Section 7(a), it will reimburse each Underwriter (and, to the extent applicable, each controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter (and, to the extent applicable, each controlling person) for such expenses, and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, upon notice in writing to that effect from the Company, accompanied by the court order, such Underwriter (and, to the extent applicable, each controlling person) shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Union Bank, Washington, D.C. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days after a request for reimbursement, shall bear interest at the Prime Rate from the date of such requests. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) You or each Underwriter, as the case may be, will severally indemnify and hold harmless, in proportion to your and their, as the case may be, commitments hereunder, each of the Company, its directors, its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer, or controlling person, may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof, and will severally reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to the other obligations under this Section 7(b), you or each Underwriter, as the case may be, severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your or the

     Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, or controlling person) for such expenses, and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, upon notice in writing to that effect from the Company, accompanied by the court order, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days after a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which you or such Underwriter, as the case may be, may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnity, contribution or otherwise, except to the extent the indemnifying party is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party, and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the
                                             --------  -------
     defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, or that there may be legal defenses available to it and/or other indemnified parties which are different from, or additional, to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses, and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, and approval by the indemnified party and its counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the indemnified parties who are parties to such action; provided, however, if an indemnified party in any such
                     --------  -------
     action shall have concluded that there may be legal defenses or rights available to it which are different from, in actual or potential conflict with, or additional to those available to other indemnified parties, such party shall have the right to select an additional single law firm to act as its separate counsel).

          (d) If the indemnification provided for in this Section 7 is required by its terms but is for any reason held to be unavailable to, or otherwise insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party, as a result of any losses, claims, damages, liabilities or expenses referred to herein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you or the Underwriters, as the case may be, from the offering of the Series B Preferred Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and you or the Underwriters, as the case may be, in connection with the statements or omissions or inaccuracies in the representations and warranties herein, or failure to comply with obligations under law or this Agreement, which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds (net of underwriting commissions, but before deducting expenses) from the Offering received by the Company, and the total underwriting commissions received by the Underwriters, bear to the aggregate public offering price of the Series B Preferred Shares. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty or the failure to comply with law or obligations hereunder relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this
     Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (c) of this Section 7 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (d); provided, however,
                                                           --------  -------
     that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Company and you or the Underwriters, as the case may be, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined solely by pro rata allocation, or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this
     Section 7, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by such Underwriter in connection with the Series B Preferred Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 7(a) and 7(b), including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc., or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, including designation of the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 7(a) and 7(b) and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 7(a) and 7(b).

     SECTION 8. Default of Underwriters. It shall be a condition to this
                -----------------------
Agreement and the obligation of the Company to sell and deliver the Series B Preferred Shares hereunder, and a condition of the obligation of each Underwriter to purchase the Series B Preferred Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Series B Preferred Shares agreed to be purchased by such Underwriter hereunder upon tender to you, individually or as the Representative of the Underwriters, of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Series B Preferred Shares hereunder on either the First or Second Closing Date, and the aggregate number of Series B Preferred Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Series B Preferred Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Series B Preferred Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default, and the aggregate number of Series B Preferred Shares with respect to which such default occurs is more than the above percentage, and arrangements satisfactory to the Representatives and the Company for the purchase of such Series B Preferred Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 5, and except to the extent provided in
Section 7.

     If applicable, in the event that Series B Preferred Shares to which a default relates are to be purchased by the nondefaulting entities or by another party or parties, you or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, the Prospectus, any Prospectus Supplement and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8. Nothing herein will relieve you or a defaulting Underwriter from liability for its default.

     SECTION 9.  Termination.  Without limiting the right to terminate this
                 -----------
Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you, or by you by notice to the Company, at any time prior to the consummation of the Offering, and any such termination shall be without liability on the part of the Company to you or any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Section 5 and except to the extent provided in Section 7) or of you or any Underwriter to the Company (except to the extent provided in Section 7).

          (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company, (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally, or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange, or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred, or shall have accelerated or escalated to such an extent, as, in your judgment, to affect materially and adversely the marketability of the Series B Preferred Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein, not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company, which, in your judgment, is reasonably likely to materially and adversely affect the Company's business or earnings, and makes it impracticable, or inadvisable to offer or sell the Series B Preferred Shares. Any termination pursuant to this subsection (b) shall be without liability on your part or the part of any Underwriter to the Company or on the part of the Company to you or any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Section 5 (which shall not be required to be paid upon termination pursuant to clause (i) or (ii) above), and except to the extent provided in Section 7).

     SECTION 10. Representations and Indemnities to Survive Delivery.  The
                 ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the parties hereto, and of their respective officers set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Series B Preferred Shares sold hereunder, and any termination of this Agreement.

     SECTION 11. Notices. All communications hereunder shall be in writing and,
                 -------
if sent to the Representatives, shall be mailed, delivered or telegraphed and confirmed to you at Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: James D. Locke, and BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention:
Salvatore Palazzolo with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Washington, D.C. 20036, Attention: Earl Segal; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at The CRI Building, 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Cynthia O. Azzara, Senior Vice President, with a copy to Swidler & Berlin, Chartered, 3000 K Street, N.W., Washington, D.C.
20007, Attention: Morris F. DeFeo, Jr.   The Company or you may change the
address for receipt of communications hereunder by giving notice to the other.

     SECTION 12. Successors. This Agreement will inure to the benefit of, and be
                 ----------
binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. Notwithstanding the foregoing, this Agreement shall not be assignable by the parties. The term "successors" shall not include any purchaser of the Series B Preferred Shares as such from the Underwriters merely by reason of such purchase.

     SECTION 13. Partial Unenforceability. The invalidity or unenforceability of
                 ------------------------
any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 14. Applicable Law. This Agreement shall be governed by and
                 --------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the Commonwealth of Virginia.

     SECTION 15. General.  This Agreement constitutes the entire agreement of
                 -------
the parties to this Agreement, and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

     In this Agreement the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only, and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriters, all in accordance with its terms.

                                        Very truly yours.

                                        CRIIMI MAE INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted by us
in Arlington, Virginia as of the date
first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

For itself and as Representative of the
Underwriters in the attached Schedule A.


BY:  FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:
   -----------------------------------------
     Name:
     Title:

BT SECURITIES CORPORATION

For itself and as Representative of
the Underwriters in the attached
Schedule A.


BY:  BT SECURITIES CORPORATION



By:_______________________________________
     Name:
     Title:

                                   SCHEDULE A
                                   ----------


                                                NUMBER OF
                                             FIRM SHARES TO
          UNDERWRITERS                        BE PURCHASED
          ------------                        ------------
Friedman, Billings, Ramsey & Co., Inc......       840,000
BT Securities Corporation..................       840,000
Advest, Inc................................        42,000
Everen Securities, Inc.....................        42,000
Interstate/Johnson Lane, Corporation.......        42,000
Legg Mason Wood Walker, Incorporated.......        42,000
McDonald & Company Securities, Inc.........        42,000
The Ohio Company...........................        42,000
Scott & Stringfellow, Inc..................        42,000
Stitfel, Nicolaus & Company, Incorporated..        42,000
Sutro & Co., Incorporated..................        42,000
Tucker Anthony Incorporated................        42,000
                                             ============
     TOTAL                                      2,100,000

                                       29